EXHIBIT 16.1





Malone & Bailey, PC
2925 Briarpark Drive, Suite 930
Houston, Texas 77042



March 12, 2007




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Echo Resources, Inc.
	File No. 000-26703


	We have read the  statements that  Echo  Resources, Inc. included under
Item 4 of the Form 8-K report expected to be filed on March 12, 2007 regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.




					Very truly yours,

					/s/ Malone & Bailey, PC
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					Malone & Bailey, PC